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                                 Exhibit 23 (m)

                          Form of Share Marketing Plan

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                              THE MONTGOMERY FUNDS
                              --------------------

                             THE MONTGOMERY FUNDS II
                             -----------------------

                              SHARE MARKETING PLAN

                                (Rule 12b-1 Plan)


                  This Share Marketing Plan (the "Plan") is adopted in accordance with Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"), by THE MONTGOMERY FUNDS and THE MONTGOMERY FUNDS II, business trusts organized respectively under the laws of the Commonwealth of Massachusetts and the State of Delaware (together, the "Trusts" and each, a "Trust") with respect to certain classes of each series of its shares (each such class covered by this Plan, a "Class" and each such series, a "Fund"). The Plan has been approved by a majority of each Trust's Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan (the "independent Trustees"), cast in person at a meeting called for the purpose of voting on the Plan and by a majority of the shareholders of each Class of each Fund as required by the Act.

                  In reviewing the Plan, the Boards of Trustees considered the proposed range and nature of payments and terms of the Investment Management Agreement between each Trust on behalf of each Fund and Montgomery Asset Management, LLC (the "Manager") and the nature and amount of other payments, fees and commissions that may be paid to the Manager, its affiliates and other agents of the Trusts. The Boards of Trustees, including the independent Trustees, concluded that the proposed overall compensation of the Manager and its affiliates was fair and not excessive.

                  In reviewing the Plan, the Boards of Trustees also considered that it may adopt a services plan appropriate to cover shareholder servicing that is not primarily intended to result in the sale of a Class' shares.

                  In its considerations, the Boards of Trustees also recognized that uncertainty may exist from time to time with respect to whether payments to be made by the Trusts to the Manager, as the initial "Distribution Coordinator," or other firms under agreements with respect to a Fund may be deemed to constitute impermissible distribution expenses. As a general rule, an investment company may not finance any activity primarily intended to result in the sale of its shares, except pursuant to the Rule. Accordingly, the Boards of Trustees determined that the Plan also should provide that payments by Trusts and expenditures made by others out of monies received from the Trusts which are later deemed to be for the financing of any activity primarily intended to result in the sale of Class shares shall be deemed to have been made pursuant to the Plan.

                  The approval of the Boards of Trustees included a determination that in the exercise of the Trustees' reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Trusts each Class of each Fund to which the Plan applies and its shareholders. The Plan also has been approved by a vote of at least a majority of the outstanding voting securities of each Class of each Fund, as defined in the Act.

                  The provisions of the Plan are:

                  1. Annual Fee. The Trusts will pay to the Manager, as the Funds' Distribution Coordinator, an annual fee for the Manager's services in such capacity including its expenses in connection with the promotion and distribution of the Classes' shares and related shareholder servicing (collectively, "Distribution Expenses"). The annual fee paid to the Manager under the Plan will be calculated daily and paid monthly by each Class of each Fund on the first day of each month based on the average daily net assets of each specified Class of each Fund, as set forth on Schedule A hereto. The fees are not tied exclusively to actual distribution and service expenses, and the fees may exceed the expenses actually incurred.

                  2. Expenses Covered by the Plan. The fees paid under Section 1 of the Plan may be used to pay for any expenses primarily intended to result in the sale of a Class' shares ("distribution services"), including, but not limited to: (a) costs of payments, including incentive compensation, made to agents for and consultants to the Manager, any affiliate of the Manager or the Trusts, including pension administration firms that provide distribution and shareholder related services and broker-dealers that engage in the distribution of the Class' shares; (b) payments made to, and expenses of, persons who provide support services in connection with the distribution of a Class' shares and servicing of a Class' shareholders, including, but not limited to, personnel of the Manager, office space and equipment, telephone facilities, answering routine inquiries regarding the Classes, processing shareholder transactions and providing any other shareholder services not otherwise provided by the Trusts' transfer agency or other servicing arrangements; (c) all payments made pursuant to the form of Distribution Agreement attached hereto as an exhibit; (d) costs relating to the formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (e) costs of printing and distributing prospectuses, statements of additional information and reports of the Funds to prospective shareholders of the Classes;
(f) costs involved in preparing, printing and distributing sales literature pertaining to the Classes; and (g) costs involved in obtaining whatever information, analyses and reports with respect to marketing and promotional activities that the Trusts may, from time to time, deem advisable. Such expenses shall be deemed incurred whether paid directly by the Manager as Distribution Coordinator or by a third party to the extent reimbursed therefor by the Manager.


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                  3. Written Reports. The Manager shall furnish to the Boards of
Trustees of the Trusts, for their review, on a quarterly basis, a written report of the monies paid to it under the Plan with respect to each Class of each Fund, and shall furnish the Boards of Trustees of the Trusts with such other information as the Boards of Trustees may reasonably request in connection with the payments made under the Plan in order to enable the Boards of Trustees to make an informed determination of whether the Plan should be continued as to each Class of each Fund.

                  4. Termination. The Plan may be terminated as to any Class of any Fund at any time, without penalty, by vote of a majority of the outstanding voting securities of the Class of a Fund, and any Distribution Agreement under the Plan may be likewise terminated on not more than sixty (60) days' written notice. Once terminated, no further payments shall be made under the Plan.

                  5. Amendments. The Plan and any Distribution Agreement may not be amended to increase materially the amount to be spent for distribution and servicing of Class shares pursuant to Section 1 hereof without approval by a majority of the outstanding voting securities of the Class of a Fund. All material amendments to the Plan and any Distribution Agreement entered into with third parties shall be approved by the independent Trustees cast in person at a meeting called for the purpose of voting on any such amendment. The Manager may assign its responsibilities and liabilities under the Plan to another party who agrees to act as "Distribution Coordinator" for the Trust with the consent of a majority of the independent Trustees.

                  6. Selection of Independent Trustees. So long as the Plan is in effect, the selection and nomination of the Trusts' independent Trustees shall be committed to the discretion of such independent Boards of Trustees.

                  7. Effective Date of Plan. The Plan shall take effect as to a Class of a Fund at such time as it has received requisite Trustee and shareholder approval with respect to such Class of such Fund and, unless sooner terminated, shall continue in effect for a period of more than one year from the date of its execution only so long as such continuance is specifically approved at least annually by the Boards of Trustees of the Trusts, including the independent Trustees, cast in person at a meeting called for the purpose of voting on such continuance.

                  8. Preservation of Materials. The Trusts will preserve copies of the Plan, any agreements relating to the Plan and any report made pursuant to
Section 4 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

                  9. Meanings of Certain Terms. As used in the Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the Act and the rules and regulations under the Act, subject to any exemption that may be granted to the Trusts under the Act by the Securities and Exchange Commission.

                  10. Notice of Declaration of Trusts. The Manager acknowledges that it has received notice of and accepts the limitations of each Trust's liability as set forth in their respective Declaration of Trust. The Manager agrees that each Trust's obligations under this Agreement shall be limited to its respective Funds and to their assets, and that the Manager shall not seek satisfaction of any such obligation from the shareholders of another Fund or Trust nor from any Trustee, officer, employee or agent of a Trust or a Fund.

                  This Plan and the terms and provisions thereof are hereby accepted and agreed to by the Trusts and the Manager, as Distribution Coordinator, as evidenced by their execution hereof, as of this __ day of __________ 2001.

                                            THE MONTGOMERY FUNDS


                                            By: ________________________________


                                            Title: _____________________________


                                            THE MONTGOMERY FUNDS II


                                            By: ________________________________


                                            Title: _____________________________



                                            MONTGOMERY ASSET MANAGEMENT, LLC,
                                            as Distribution Coordinator


                                            By: ________________________________


                                            Title: _____________________________


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


                                   SCHEDULE A
                           TO THE SHARE MARKETING PLAN
               OF THE MONTGOMERY FUNDS AND THE MONTGOMERY FUNDS II



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                     Class Share                           Annual Fee
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                       Class P                            Up to 0.25%
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                       Class A                            Up to 0.25%
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                       Class B                            Up to 0.75%
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                       Class C                            Up to 0.75%
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                       Class ML                           Up to 0.75%
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